Exhibit 5.1

ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 202.857.6000 MAIN 202.857.6395 FAX
afslaw.com

April 29, 2024

MultiSensor AI Holdings, Inc.

2105 West Cardinal Drive

Beaumont, Texas 77705

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to MultiSensor AI Holdings, Inc. a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on April 29, 2024. The Registration Statement relates to the offer and resale by B. Riley Principal Capital II, LLC (the “Selling Stockholder”) of up to 5,300,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of (i) up to 5,128,179 shares of Common Stock (the “Purchase Shares”) that the Company may elect, in its sole discretion, to issue and sell to the Selling Stockholder, from time to time after the effective date of the Registration Statement, including the related prospectus contained therein and forming a part thereof (the “Prospectus”), pursuant to and subject to the satisfaction of the conditions contained in the purchase agreement between the Company and the Selling Stockholder, dated as of April 16, 2024 (the “Purchase Agreement”) and (ii) 171,821 shares of Common Stock (the “Commitment Shares”) the Company issued to the Selling Stockholder pursuant to the Purchase Agreement on April 16, 2024, as partial consideration for the commitment of the Selling Stockholder to purchase shares of Common Stock at the election of the Company pursuant to the Purchase Agreement, in each case as described in the Prospectus. The Purchase Shares and the Commitment Shares are collectively referred to herein as the “Securities.”

In connection with our opinion, we have examined (i) the Second Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement, as filed with the Secretary of State of the State of Delaware on December 19, 2023; (ii) the Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.3 to the Registration Statement, as filed with the Commission on December 21, 2023; (iii) the Purchase Agreement; (iv) the Registration Rights Agreement, between the Company and the Selling Stockholder dated as of April 16, 2024 (the “Registration Rights Agreement”) in the form filed as Exhibit 10.15 to the Registration Statement; (v) the Registration Statement, including the exhibits thereto,  and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1. The Commitment Shares have been duly authorized and validly issued and are fully paid and nonassessable and

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2. The Purchase Shares, when sold and issued against payment therefor in accordance with the Purchase Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware, including all Delaware statutes and all Delaware court decisions that affect the interpretation of such General Corporation Law, as of the date hereof.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ArentFox Schiff LLP

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